UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2012

TITAN MACHINERY INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33866	45-0357838
(Commission File Number)	(IRS Employer
Identification No.)

644 East Beaton Drive

West Fargo, North Dakota 58078

(Address of Principal Executive Offices)  (Zip Code)

(701) 356-0130

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On April 18, 2012, Titan Machinery Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with certain initial purchasers (collectively, the “Initial Purchasers”), relating to the sale by the Company to the Initial Purchasers of $135,000,000 aggregate principal amount of the Company’s 3.75% convertible senior notes due 2019 (the “Notes”) for resale to qualified institutional buyers, as defined in, and in reliance on, Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”). Under the terms of the Purchase Agreement, the Company granted the Initial Purchasers an option to purchase up to an additional $15,000,000 aggregate principal amount of the Notes to cover overallotments. On April 19, 2012, the Initial Purchasers exercised in full their option to purchase additional Notes.

The net proceeds from the offering of the Notes were approximately $145.2 million, after deducting the Initial Purchasers’ discounts and commissions and estimated offering expenses payable by the Company. The Company expects to use the net proceeds from the offering of the Notes for working capital and general corporate purposes, which could include repaying portions of its floorplan financing facilities and the acquisition of, or investment in, companies or assets that complement its business.

The Purchase Agreement includes customary representations, warranties and covenants by the Company, as well as an agreement by the Company to indemnify the Initial Purchasers against certain liabilities.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Indenture

The Notes were issued pursuant to an indenture, dated as of April 24, 2012 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee.

The Notes are general unsecured and unsubordinated obligations of the Company, and interest will be payable semiannually at a rate of 3.75% per annum. The Notes mature on May 1, 2019, unless earlier converted, redeemed or purchased by the Company in accordance with their terms. The Notes will be convertible at the option of the holders of the Notes under certain conditions described below. Upon conversion, the Company will pay cash up to the aggregate principal amount of converted notes and pay or deliver, as the case may be, cash, shares of Company common stock or a combination thereof, at the Company’s election, for any conversion obligation in excess thereof, subject to certain limitations described below.  The initial conversion rate for the Notes is 23.1626 shares of Company common stock per $1,000 principal amount of notes, and is subject to certain adjustments as set forth in the Indenture.

Prior to the close of business on the business day immediately preceding February 1, 2019, holders may convert their Notes, only if one of the following conditions has been satisfied:

•                  during any fiscal quarter (and only during such fiscal quarter) commencing after July 31, 2012, if, for at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period ending on the last trading day of the immediately preceding fiscal quarter, the last reported sale price of Company common stock for such trading day is greater than or equal to 120% of the applicable conversion price on such trading day;

•                  during the five consecutive business day period immediately following any five consecutive trading day period in which, for each such trading day, the trading price per $1,000 principal amount of Notes for such trading day was less than 98% of the product of the last reported sale price of Company common stock for such trading day and the applicable conversion rate for such trading day;

•                  if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the business day immediately preceding the applicable redemption date; or

•                  upon the occurrence of specified corporate transactions.

On and after February 1, 2019 to, and including, the close of business on the business day immediately preceding the maturity date, a holder may convert all or a portion of its notes, in principal amounts equal to $1,000 or an integral multiple thereof, regardless of the foregoing circumstances.

Holders of the Notes who convert their Notes in connection with a make-whole fundamental change, as defined in the Indenture, may be entitled to a make-whole premium in the form of an increase in the conversion rate. Additionally, in the event of a fundamental change, as defined in the Indenture, the holders of the Notes may require the Company to purchase all or a portion of their Notes for cash at a purchase price equal to 100% of the principal amount of Notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.

Certain listing standards of the NASDAQ Global Select Market prohibit the Company from issuing 20% or more of its outstanding common stock upon conversion of the Notes, without obtaining stockholder approval for such issuance. Accordingly, unless the Company has received the required NASDAQ stockholder approval, the number of shares the Company delivers per $1,000 principal amount of converted Notes in respect of any “VWAP trading day” in the relevant “observation period” (each, as defined in the Indenture), will be subject to a daily NASDAQ share cap, initially equal to 1.3949 shares of Company common stock per $1,000 principal amount of Notes. Such cap will be subject to adjustment in connection with stock splits, reverse stock splits and stock dividends. The Company will not pay cash in lieu of any shares it does not deliver as a result of the daily NASDAQ share cap.  Pursuant to the Indenture, the Company has agreed not to make distributions on its common stock or take any other action that would result in an adjustment to the conversion rate of the Notes if, following such adjustment, the conversion rate would exceed 27.8980 shares per $1,000 principal amount of Notes (as adjusted in connection with stock splits, reverse stock splits and stock dividends), unless the Company has received the required NASDAQ stockholder approval.

In addition, unless and until the Company’s stockholders approve a sufficient increase in the authorized shares of Company common stock such that the number of authorized and unissued shares that have not been reserved for any other purpose equals or exceeds the “maximum number of underlying shares” (as defined in the Indenture), the number of shares that the Company delivers per $1,000 principal amount of converted Notes in respect of any VWAP trading day in the relevant observation period, will be subject to a daily authorized share cap, initially equal to 1.0000 share of Company common stock per $1,000 principal amount of Notes. The Company is obligated to pay cash in lieu of any shares that it does not deliver as a result of the daily authorized share cap.

Pursuant to the Indenture, the Company may not redeem the Notes prior to May 6, 2015.  On and after May 6, 2015, the Company may redeem for cash all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, if the last reported sale price of Company common stock has been at least 120% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of such redemption.

The Indenture provides for customary events of default, including, but not limited to, cross acceleration to certain other indebtedness of the Company and its subsidiaries. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default under the Indenture occurs or is continuing, the trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all of the Notes to be due and payable immediately.

The foregoing description of the Notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

The Purchase Agreement and the Indenture have been included herein to provide the Company’s security holders with information regarding the terms of the offering of the Notes. The Purchase Agreement and the Indenture are not intended to provide any other factual information about the Company. The Company’s representations in the Purchase Agreement and Indenture were made as of the date thereof in connection with negotiating the contract, are subject to qualifications and limitations agreed to by the parties, may have been used for purposes of allocating risk between the parties rather than for the purpose of establishing matters as facts, and should not be relied upon as though such representations were made to any holders of securities of the Company. Security holders should not rely on such representations and warranties as characterizations of the actual state of facts, since they were made only as of the date of such documents and the information concerning the subject matter of such representations and warranties may change after the date of such documents, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 2.03.

Item 3.02.                                      Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 3.02.

Item 8.01.                                      Other Events.

On April 18, 2012, the Company issued a press release announcing the pricing and other terms of the Notes. As required by Rule 135c(d) under the Securities Act, this press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On April 24, 2012, the Company issued a press release announcing the exercise by the Initial Purchasers of their option to purchase additional Notes and the closing of the sale of the Notes. As required by Rule 135c(d) under the Securities Act, this press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

The announcements are neither offers to sell nor solicitations of offers to buy any of the securities and shall not constitute offers, solicitations, or sales in any jurisdiction in which such offers, solicitations or sales are unlawful. The Notes and the shares of Company common stock issuable upon conversion of the Notes, if any, will not be registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

Item 9.01               Financial Statements and Exhibits.

(a)                                  Financial statements:  None

(b)                                 Pro forma financial information:  None

(c)                                  Shell Company Transactions:  None

(d)                                 Exhibits:

Exhibit No.	Description

4.1	Indenture, dated as of April 24, 2012, by and between Wells Fargo Bank, National Association, as Trustee, and Titan Machinery Inc.

10.1	Purchase Agreement, dated April 18, 2012, by and among Titan Machinery Inc. and certain initial purchasers.

99.1	Press Release dated April 18, 2012.

99.2	Press Release dated April 24, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN MACHINERY INC.

Date: April 24, 2012	By	/s/ Mark P. Kalvoda
Mark P. Kalvoda
Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

EXHIBIT INDEX

to

FORM 8-K

TITAN MACHINERY INC.

Date of Report:	Commission File No.:
April 18, 2012	001-33866

Exhibit No.	ITEM

4.1	Indenture, dated as of April 24, 2012, by and between Wells Fargo Bank, National Association, as Trustee, and Titan Machinery Inc.

10.1	Purchase Agreement, dated April 18, 2012, by and among Titan Machinery Inc. and certain initial purchasers.

99.1	Press Release dated April 18, 2012.

99.2	Press Release dated April 24, 2012.